      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1997
                                             Registration No. 333-_________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION

                                       FORM S-3

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                MICROSOFT CORPORATION
               (Exact name of registrant as specified in its charter)

          WASHINGTON                                        91-1144442
(State or other jurisdiction                                (IRS Employer
of incorporation or organization)                           Identification No.)

                                  ONE MICROSOFT WAY
                           REDMOND, WASHINGTON  98052-6399
                                    (425) 882-8080
                     (Address, including zip code, and telephone
                number, including area code, of registrant's principal
                                  executive office)

                       ----------------------------------------
                                  Robert A. Eshelman
                                   General Counsel
                                  One Microsoft Way
                           Redmond, Washington  98052-6399
                                    (425) 882-8080
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                       ----------------------------------------
                           Copies of all communications to:
                                   Richard B. Dodd
                                   Mark S. Britton
                              Preston Gates & Ellis LLP
                                 5000 Columbia Center
                                   701 Fifth Avenue
                           Seattle, Washington  98104-7078
                                    (206) 623-7580

                       ----------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement that optionholders may exercise their options.


     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box:                                                                  / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, please check the following box:                   / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under he Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.               / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                                                      / /

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                           CALCULATION OF REGISTRATION FEE



-------------------------------------------------------------------------------------------------------
Title of each class                           Proposed maximum       Proposed maximum        Amount of
of securities to be        Amount to be      offering price per     aggregate offering     registration
    registered             registered(1)        share(2)                price(2)             fee(2)
-------------------        -------------     ------------------     ------------------     ------------
Common Stock, par
       value
$.000025 per share         1,000,000 shares       $119.75              $119,750,000         $35,326.25

-------------------------------------------------------------------------------------------------------



     (1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant's stock option plans described herein resulting from any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.
     (2) Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on December 26, 1997, as reported on the Nasdaq Stock Market.

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE. . . . . . . . . . . . . . 2

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

INFORMATION NOT REQUIRED IN PROSPECTUS . . . . . . . . . . . . . . . . . .II-1

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .II-3

INDEX TO EXHIBITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .II-4

                                     PROSPECTUS

                                MICROSOFT CORPORATION
                           1,000,000 shares of Common Stock
                           Par Value of $.000025 Per Share
                       ----------------------------------------


     This Prospectus relates to up to 1,000,000 shares of common stock, par value $.000025 per share ("Common Stock"), of Microsoft Corporation ("Microsoft" or the "Company"), which the Company may offer to Transferees (defined below) of vested, nonqualified stock options, which were granted to and transferred by members of the Company's Executive Committee and its Board of Directors (the "Participants") pursuant to the Company's 1981 and 1991 Stock Option Plans and its Stock Option Plan for Non-Employee Directors (collectively, the "Plans"), respectively. See, "Transferability of Options Under the Plans."

     "Transferees" to which this prospectus relates are limited to: (i) the respective Immediate Family Members (defined below) of each Participant; (ii) trusts established solely for the benefit of such Immediate Family Members;
(iii) partnerships of which the only partners are such Immediate Family Members; or (iv) the beneficiaries of such Immediate Family Members, or the executors, administrators or beneficiaries of their estates, or other persons duly authorized by law to administer the estate or assets of such persons. For purposes of the foregoing, "Immediate Family Member" shall mean the Participant's spouse, parents, children or grandchildren (including adopted and stepchildren and stepgrandchildren).

     The Common Stock is traded on the Nasdaq Stock Market under the symbol MSFT. The average of the high and low prices of shares of the Common Stock (the "Common Shares") as reported on the Nasdaq Stock Market on December 26, 1997 was $119.75 per Common Share.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
                SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                  COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                           CONTRARY IS A CRIMINAL OFFENSE.
                       ----------------------------------------

                   The date of this Prospectus is December 30, 1997

                                AVAILABLE INFORMATION


     Microsoft is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and files reports and other information with the Securities and Exchange Commission (the "Commission") in accordance therewith. Such reports, proxy statements, and other information filed by Microsoft are available for inspection and copying at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth St., N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including Microsoft, that file electronically with the Commission. The Common Shares are traded as "National Market Securities" on the Nasdaq National Market.


                       ----------------------------------------

                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus:

     1. Microsoft's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

     2. Microsoft's Quarterly Report on Form 10-Q for the quarterly-period ended September 30, 1997.

     3.   Microsoft's Proxy Statement dated September 26, 1997.

     4. The description of the Common Stock of Microsoft which is contained in the Registration Statement of Microsoft filed on Form S-3, dated December 13, 1996.

     All documents filed by Microsoft pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Shares offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Microsoft also posts its most recent filings with the Commission on its World Wide Web Site at http://www.microsoft.com/msft.

     Microsoft will provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Investor Relations Department, Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399, telephone number (425) 882-8080.

     No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information and representation must not be relied upon as having been authorized by Microsoft. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer in such state. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Microsoft since the date hereof.

                       ----------------------------------------

     This Prospectus constitutes a part of a Registration Statement which Microsoft has filed with the Commission under the 1933 Act, with respect to the Common Shares. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related Exhibits thereto for further information with respect to Microsoft and the securities offered hereby. Such additional information can be obtained from the Commission's office in Washington, D.C. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     Certain statements in this Prospectus (including documents incorporated herein by reference) constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.

                                     THE COMPANY

     Microsoft was founded as a partnership in 1975 and incorporated in 1981. Microsoft develops, manufactures, licenses, sells, and supports a wide range of software products, including operating systems for personal computers ("PCs") and servers; server applications for client/server environments; business and consumer productivity applications; software development tools; and Internet and intranet software and technologies. Microsoft has recently expanded its interactive content efforts, including MSN-TM-, The Microsoft Network online service, various Internet-based services, and entertainment and information software programs. Microsoft also sells personal computer books and input devices and researches and develops advanced technologies for future software products. Microsoft's business strategy emphasizes the development of a broad line of PC and server software products for business and personal use, marketed through multiple channels of distribution.

     Microsoft is a Washington corporation and its principal executive offices are located at One Microsoft Way, Redmond, Washington 98052-6399, its telephone number is (425) 882-8080 and its electronic mail address is msft@microsoft.com.

                                   USE OF PROCEEDS

     Microsoft intends to use the net proceeds from the sale of the Common Stock offered hereby for general corporate purposes.

                                 PLAN OF DISTRIBUTION

     The Company is offering the Common Stock covered by this Prospectus to Transferees of transferable options granted to the Company's Board of Directors and members of the Executive Committee pursuant to the Plans. The Plans, as they relate to transferable awards, are described below. The Company will offer and sell the Common Stock directly to the Transferees and, therefore, will not utilize the services of an underwriter, broker or dealer. The Company will impose no fees, commissions or other charges on the exercise of a stock option.

                               DESCRIPTION OF THE PLANS

     The Company has included a copy of the Plans as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary of certain provisions of the Plans does not purport to be complete and is subject to, and qualified in its entirety by reference to, all provisions of the Plans, including the definitions therein of certain terms. The Plans are not pension, profit-sharing, or stock bonus plans designed to qualify under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or employee benefit plans subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The Plans are administered by the Compensation Committee (the "Committee") of the Board of Directors, which is constituted to meet the requirements of Rule 16b-3 promulgated under the Exchange Act. The Committee members serve at the pleasure of the Company's Board of Directors. Presently serving on the Committee are Jill E. Barad, Richard A. Hackborn, David F. Marquardt and William G. Reed, Jr. The Committee's address is c/o Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399. The Committee has the power to interpret the Plans and to prescribe rules and regulations relating thereto. Copies of the Plans and additional information about the Plans and the administrators may be obtained from Microsoft Corporation, Shareholder Services, One Microsoft Way, Redmond, Washington 98052-6399, (425) 882-8080.


     The Company's Board of Directors may modify, amend, or terminate the Plans at any time, except that, to the extent then required by the Plans or an applicable law, rule, or regulation, approval of the Company's stockholders will be required. No amendment, modification or termination shall adversely affect the rights of a Participant or a Transferee under a grant previously made to a Participant without the consent of the Participant (or the Transferee, in the case of a transferred Stock Option).

THE 1981 AND 1991 STOCK OPTION PLANS

     General

     The plans described in this subsection are the Microsoft Corporation 1981 Stock Option Plan (the "1981 Plan") and the Microsoft Corporation 1991 Stock Option Plan (the "1991 Plan") (collectively, the "Employee Plans"). The 1981 Plan terminated on November 30, 1991. The 1991 Plan will terminate on August 16, 2001. Any options granted prior to the termination date of the Plan under which they were granted are exercisable in accordance with the terms of the grant agreement, and as a result the date of exercise may be after the termination date of the applicable Employee Plan. There is no guarantee under the Employee Plans against loss due to fluctuations in the market price of the common stock. In seeking the benefits of stock ownership, each Participant or Transferee must also accept the attendant risks.

     Common stock of the Company will be issued upon exercise of options granted under the Employee Plans. The 1981 Plan originally reserved 108,720,000 shares for issuance pursuant to the exercise of options granted thereunder. The Company increased this number by 7,200,000 shares in December 1985, 7,200,000 shares in January 1986, 36,000,000 shares in April 1986, 72,000,000 shares in May 1987, 90,000,000 shares in August 1988, 108,000,000 shares in August 1989 and 45,000,000 shares in August 1990.

     The 1991 Plan, which was approved by the shareholders in October 1991, originally reserved 120,000,000 shares for issuance pursuant to the exercise of options granted thereunder. The Company increased this number by 200,000,000 shares in 1993 and by another 200,000,000 shares in 1996.

     Employees Who May Participate in the Employee Plans

     Options may be granted under the 1991 Plan only to employees of the Company or a "subsidiary" of the Company (as that term is defined in the 1991 Plan). Under the 1981 Plan, options could be granted only to full-time employees of the Company or a subsidiary of the Company. Subject to the foregoing limitations, the Board of Directors or the Committee determines the employees to whom options will be granted. No employee has the right to receive an option under the Employee Plans, as the granting of options is entirely at the discretion of the Board or the Committee.

     Types of Stock Options

     The Plans authorize the granting of either non-qualified stock options or incentive stock options ("ISO"). Virtually all of the options granted by the Company have been non-qualified options. An option holder can determine whether his option is non-qualified or incentive by examining the title of his grant agreement.

     Exercise Price

     Non-qualified options may be granted for less than, equal to, or greater than market price, if the Board so desires. In the great majority of cases, the Company grants options at the fair market value of the Company's common stock on the date of grant. In general, incentive stock options granted under either of the Plans must be at a price not less than the fair market value of the stock on the date of grant. "Fair market value" is equal to the closing price for the Common Stock as reported on the Nasdaq National Market System.

     Exercising Stock Options

     Purchases under the 1981 Plan must be made in blocks of not less than 50 shares. There is no minimum purchase requirement under the 1991 Plan. An option holder wishing to exercise an option must notify the Company in writing of his intention to exercise an option for the number of shares specified in the notice and, within ten days thereafter (five days in the case of the 1991 Plan), pay to the Company the full purchase price provided in the option. Payment of the purchase price may be made in cash, by check, or by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds necessary to pay the exercise price.

     Generally, option holders may pay the exercise price of options granted under the 1981 Plan with shares of the Company's stock held for at least six months, or in any combination of cash and such shares. Payment in shares is deemed to be the equivalent of payment in cash of the fair market value of the shares traded in on the exercise date. The amount to be paid upon the exercise of a non-qualified option shall also include any federal, state, and local taxes required to be withheld by the Company. The utilization of shares to pay either the exercise price or withholding taxes may be subject to additional restrictions. An option holder should consult with Shareholder Services should they desire to use this method of payment.

     Common stock is purchased from the Company and no fees, commissions, or other charges are imposed on the exercise of a stock option. Additionally, shares acquired through the exercise of stock options are not subject to any restrictions on resale. However, "affiliates" of the Company are subject to the selling restrictions of SEC Rule 144.


     Termination or Expiration of Options

     Under either Employee Plan, unexercised options expire at the earliest of:
(1) the occurrence of any event set forth in the three immediately following paragraphs (i.e., death or disability of the option holder or termination of employment); or (2) the date specified in the option. The term of each option shall be no more than ten years from the date of grant.

     For options granted under either Employee Plan, in the event of termination of an option holder's Continuous Status as an Employee (as that term is defined in the 1991 plan), such option holder may exercise stock options to the extent exercisable on the date of termination. Such exercise must occur within three
(3) months (or such shorter time as may be specified in the grant), after the date of such termination (but in no event later than the date of expiration of the term of such option as set forth in the Option Agreement). To the extent that the option holder was not entitled to exercise the option at the date of such termination, or does not exercise such option (to the extent exercisable) within the time specified herein, the option shall terminate.

     In the event of termination of an option holder's continuous status as an employee (as defined in the 1991 plan) as a result of total and permanent disability (i.e., the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of twelve (12) months), the option holder may exercise the option, but only to the extent of the right to exercise that would have accrued had the option holder remained in continuous status as an employee for a period of twelve (12) months after the date on which the employee ceased working as a result of the total and permanent disability. If the option holder's disability originally required him or her to take a short-term disability leave which was later reclassified as long-term disability, then for the purposes of the preceding sentence the date on which the option holder ceased working shall be deemed to be the date of commencement of the short-term disability leave. Such exercise must occur within eighteen (18) months (or such shorter time as is specified in the grant) from the date on which the employee ceased working as a result of the total and permanent disability (but in no event later than the date of expiration of the term of such option as set forth in the Option Agreement). To the extent that the option holder was not entitled to exercise such option within the time specified herein, the option shall terminate.

     In the event of the death of an option holder: (I) who is at the time of death an employee of the Company, the option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such option as set forth in the Option Agreement), by the option holder's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the option holder continued living and remained in Continuous Status as an Employee twelve (12) months after the date of death; or (ii) whose option has not yet expired but whose continuous status as an employee terminated prior to the date of death, the option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such option as set forth in the Option Agreement), by the option holder's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     The Board shall have the authority to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the employee's Continuous Status as an Employee had occurred).

THE STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     General

     The plan described in this subsection is the Microsoft Corporation Stock Option Plan for Non-Employee Directors (the "Director Plan"). As the name suggests, the Plan is only available to those members of the Board of Directors who are not employed by the Company. The Plan will terminate on October 27, 1999, and may be terminated sooner at the option of the Board of Directors. However, any options granted prior to the termination date are exercisable in accordance with the terms of the applicable option grant agreement, and may therefore be exercisable after the termination date of the plan. There is no guarantee under the Plan against loss due to fluctuations in the market price of the common stock. In seeking the benefits of stock ownership, each investor must also accept the attendant risks. 4,500,000 shares of the Company's common stock have been reserved for issuance pursuant to the Director Plan.

     Eligibility

     The Board shall grant a non-discretionary option to purchase 5,000 shares annually on January 1 of each year to eligible non-employee directors. To be eligible, a non-employee director must satisfy all of the following criteria:(I) such person shall not be an employee of the Company or any of its subsidiaries at the time of the grant nor for a period of twelve months prior to the grant;
(ii) such person shall not own any common stock of the Company which he acquired directly from the Company and which is either forfeitable or subject to mandatory resale to the Company on the occurrence of any event specified in a currently binding contract; (iii) such person does not hold any unvested stock options to purchase common stock of the Company, except for non-discretionary options previously granted under the Plan; and (iv) such person was on the Board on November 30th of the year prior to the grant.

     The Board may, in its discretion, grant options to purchase up to 50,000 shares of the common stock of the Company to newly elected non-employee directors, provided such person has not previously served as a director of the Company and has not been an employee of the Company at any time during the twelve months prior to the grant. A discretionary option must be granted either on the date the new director is first elected as a director or on a prior date, but any option granted on a prior date shall be conditioned on the election of the option holder as a director.

     Exercise price

     The option exercise price for a non-discretionary option grant shall be the fair market value of the shares on the date of the grant. "Fair market value" is the closing price of the shares on the applicable date as reported on the Nasdaq National Market System. Non-discretionary option grants are not immediately exercisable, but become fully exercisable upon the first anniversary of the date of the grant. The option exercise price for a discretionary option and the vesting schedule shall be set by the board in its discretion.

     Exercising Stock options

     To the extent that the right to exercise an option has vested, the option may be exercised from time to time, by giving written notice, signed by the person exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. The amount to be paid by the option holder upon exercise shall be the full purchase price thereof provided in the option, together with the amount of federal income and F.I.C.A. taxes required to be withheld by the Company. Payment of the exercise price may be made in cash, in shares of the Company's common stock owned by the option holder, or in any combination of cash and shares. Common stock delivered in payment of the exercise price shall be valued at its fair market value as of the exercise date.

     Common stock is purchased from the Company and no fees, commissions, or other charges are imposed on the exercise of a stock option. Additionally, there are no contractual restrictions on resale of the securities purchased pursuant to the exercise of stock options granted under the Director Plan. However, directors are subject to the insider trading rules of Section 16 of the Securities Exchange Act of 1934. Directors must also comply with Rule 144 of the Securities and Exchange Commission in connection with their sales of Company stock. Option holders should verify with legal counsel the nature of those restrictions prior to undertaking any sale of stock.

     Termination or Expiration of Options

     Each option shall expire ten years from the date of grant, but shall be subject to earlier termination as follows: (a) in the event of the death of an option holder, the option granted to him may be exercised, to the extent exercisable on the date of death pursuant to Section 8(a) or (b) of the director plan, by his estate, or by any person or persons who acquired the right to exercise such option by will or the by the laws of descent and distribution. Such option may be exercised at any time within 180 days after the date of death (but in no event later than the date of expiration of the term of such option as set forth in the option agreement); and (b) in the event that an option holder ceases to be a director of the Company other than by reason of his death, the option granted to such person may be exercised, to the extent exercisable on the date such person ceases to be a director, for a period of 30 days after such date (but in no event later than the date of expiration of the term of such option as set forth in the option agreement).

                     TRANSFERABILITY OF OPTIONS UNDER THE PLANS

     The Plans provide that stock options granted thereunder are generally not transferable by a Participant except by will or by the laws of descent and distribution and are exercisable during the Participant's lifetime only by the Participant. However, the Plans also provide that the Board of Directors may extend such transferability rules, on a general or specific basis, in its sole discretion. In accordance with this permission and discretion, the Board adopted a resolution which extended the transferability of vested, nonqualified stock options granted to past, present and future members of the Company's Board of Directors and the Company's Executive Committee (as previously defined, the "Participants") pursuant to the Plans. Participants may make transfers in whole or in part, and by gift or, with the consent of the Compensation Committee, for value.

     The Board has limited the "Transferees" to whom vested options may be transferred to: (i) the respective Immediate Family Members of each Participant; (ii) trusts established solely for the benefit of such Immediate Family Members; (iii) partnerships of which the only partners are such Immediate Family Members; or (iv) the beneficiaries of such immediate family members, or the executors, administrators or beneficiaries of their estates, or other persons duly authorized by law to administer the estate or assets of such persons. For purposes of the foregoing, "Immediate Family Members" shall mean the Participant's spouse, parents, children or grandchildren (including adopted and stepchildren and stepgrandchildren).

     Upon transfer to a Transferee, a stock option continues to be governed by and subject to the terms and limitations of the relevant Plan and the relevant grant, and the Transferee is entitled to the same rights as the Participant transferor thereunder as if no transfer had taken place. Accordingly, the rights of the Transferee are subject to the terms and limitations of the original grant to the Participant transferor, including provisions relating to expiration date, exercisability, exercise price and forfeiture. For information regarding the terms of a particular stock option grant, Transferees may contact Shareholder Services, One Microsoft Way, Redmond, Washington 98052-6399, (425) 882-8080.

     A Transferee may designate in writing to company before his or her death one or more beneficiaries to receive, in the event of his or her death, any rights to which the Transferee would be entitled under the relevant plan. A Transferee may also designate an alternate beneficiary to receive payments if the primary beneficiary predeceases the Transferee. A beneficiary designation may be changed or revoked in writing by the Transferee at any time. Changes in beneficiary designation should be sent (return receipt requested) to Shareholder Services, One Microsoft Way, Redmond, Washington 98052-6399, (425) 882-8080.

EFFECT OF PARTICIPANT'S TERMINATION OF EMPLOYMENT

     Because stock options transferred to the Transferees continue to be governed by the terms of the relevant Plans and the original grant, their exercisability continues to be affected by the Participant's employment or directorship status. See discussion above under "The 1981and 1991 Stock Option Plans" and "The Stock Option Plan for Non-employee Directors" for the limitations on exercise of options upon termination of the Participant's employment or directorship status.

                          FEDERAL INCOME TAX CONSEQUENCES

     This section is not intended to be a complete statement of the Federal income tax aspects of the Plans and does not describe the possible effects of state and other income taxes or of gift, estate and inheritance taxes. Due to the complexity of various tax laws and their application to particular circumstances, participants are advised to consult a qualified tax adviser before taking any action permitted by the Plans.

     The federal income tax effects of the grant and exercise of a non-qualified stock option are as follows:

     The grant of a non-qualified option does not result in any tax consequences to either the employee or the Company. Upon the exercise of a non-qualified option, the employee will recognize income for tax purposes, measured by the difference or "spread" between the then fair market value of the shares and the option price. The income will be treated as ordinary income and will be subject to income tax and F.I.C.A. withholding. The Company is allowed an income tax deduction to the extent income is recognized by the employee. Upon a resale of the shares by an employee, any difference between (i) the sale price and (ii) the fair market value of the shares on the date of exercise will generally be treated as a capital gain or loss, and will qualify for long term capital gain or loss treatment if the shares have been held for more than one year from the exercise date. Beginning in 1993, the maximum tax rate on long-term capital gains is 28%. beginning in 1994, the federal employee medicare tax of 1.45% will apply without limitation to all income recognized on the exercise of a non-qualified stock option.

     When a non-qualified stock option is exercised by the surrender of shares, the transaction is separated into two parts for tax purposes. In the first part of the transaction, the number of shares surrendered will be deemed exchanged, tax free, for a like number of shares received, and the basis and holding period of the shares so received will be the same as the basis and holding period of the shares surrendered. In the second part of the transaction, the balance of the shares received is treated as compensation, and the fair market value of these shares constitutes both the basis for the shares and the taxable amount of compensation. The holding period of these shares will begin on the date of exercise.


     The above summary of federal income tax consequences was prepared by Preston Gates & Ellis LLP, counsel to the Company, and is based on current laws, regulations, and interpretations thereof, all of which are subject to change. Each employee is advised to consult with his or her own tax advisor to determine the specific personal impact of these rules, current tax rates, and other possible changes.



     The federal tax issues concerning incentive stock options are covered in a separate supplement to this document. The supplement may be obtained by contacting shareholder services (email alias STOCK), One Microsoft Way, Redmond, Washington 98052, (425) 882-8080.


                                   LEGAL MATTERS


     The validity of the Common Shares offered hereby will be passed upon for Microsoft by Preston Gates & Ellis LLP, 5000 Columbia Center, 701 Fifth Avenue, Seattle, Washington 98104. As of the date hereof, attorneys in Preston Gates & Ellis LLP who have worked on substantive matters for microsoft own less than 250,000 Common Shares.


                                      EXPERTS

     The consolidated financial statements of Microsoft for each of the three years in the period ended June 30, 1997, incorporated by reference in this Prospectus from Microsoft's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent public accountants, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                                       PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses relating to the registration of Shares will be borne by the registrant. Such expenses are estimated to be as follows:

             Registration Fee --
              Securities and Exchange Commission       $35,326
             Accountants' Fees                         $ 3,750
             Legal Fees                                $ 5,000
             Miscellaneous                             $ 1,000
                                                       -------
                     Total                             $45,076

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Article XII of the Restated Articles of Incorporation of Microsoft authorizes Microsoft to indemnify any present or former director or officer to the fullest extent not prohibited by the WBCA, public policy or other applicable law. Chapter 23B.8.510 and .570 of the WBCA authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.




     In addition, Microsoft maintains directors' and officers' liability insurance under which Microsoft's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

ITEM 16.  LIST OF EXHIBITS.

     The Exhibits to this registration statement are listed in the Index to Exhibits on page II-4.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Microsoft pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                      [REMAINDER OF PAGE INTENTIONALLY OMITTED]


                                        -II-2-

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington on December 30, 1997.

                                   MICROSOFT CORPORATION

                                   /s/ William H. Gates III
                                   -----------------------------------------
                                   William H. Gates III
                                   Chairman and Chief Executive Officer


                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Gates III, his attorney-in-fact, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                                                     Dated
                                                                     -----

/s/ Gregory B. Maffei     Vice President, Finance;           December 30, 1997
------------------------  Chief Financial Officer
Gregory B. Maffei         (Principal Financial
                          and Accounting Officer)
/s/ William H. Gates III  Chairman, Chief Executive         December 30, 1997
------------------------  Officer, Director (Principal
William H. Gates III      Executive Officer)

/s/ Paul G. Allen        Director                           December 30, 1997
------------------------
Paul G. Allen

/s/ Jill E. Barad        Director                           December 30, 1997
------------------------
Jill E. Barad

/s/ Richard A. Hackborn  Director                           December 30, 1997
------------------------
Richard A. Hackborn

/s/ David F. Marquardt   Director                           December 30, 1997
------------------------
David F. Marquardt

/s/ William G. Reed, Jr.  Director                          December 30, 1997
------------------------
William G. Reed, Jr.

/s/ Jon A. Shirley       Director                           December 30, 1997
------------------------
Jon A. Shirley


                                        -II-3-

                                  INDEX TO EXHIBITS

Exhibit No.               Description
-----------               -------------

5                   Opinion of Counsel re: legality

23.1                Consent of Deloitte & Touche LLP as Independent Accountants

23.2                Consent of Preston Gates & Ellis LLP (contained in
                      Exhibit 5)

24                  Power of Attorney (see page II-3)

99.1                Microsoft 1981 Stock Option Plan (1)

99.2                Microsoft 1991 Stock Option Plan (2)

99.3                Microsoft Stock Option Plan for Non-Employee Directors (3)

---------------
(1)  Incorporated by reference to Registration Statement 33-37623 on Form S-8
(2) Incorporated by reference to Annual Report on Form 10-K For The Fiscal Year Ended June 30, 1997
(3) Incorporated by reference to Annual Report on Form 10-K For The Fiscal Year Ended June 30, 1994


                                        -II-4-